                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

     B C Communications Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That at a meeting of the Board of Directors of B C Communications Inc. resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the "FOURTH" Article thereof so that, as amended said Article shall be read as follows:

          "FOURTH": The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred Million (200,000,000). The par value of each of said shares is $.00001. All such shares are of one class and are shares of common stock without cumulative voting rights and without any preemptive rights.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on September 4, 1985.

     IN WITNESS WHEREOF, said B C Communications Inc. has caused this certificate to be signed by Toby Lebowitz, its President, and attested by Marvin B. Seidman, its Secretary, this 3rd day of September, 1985.

                                   B C COMMUNICATIONS INC.


                                   By /s/ Toby Lebowitz
                                     ------------------------------
                                     Toby Lebowitz, President

ATTESTED:


By /s/ Marvin B. Seidman
  ----------------------------
  Marvin B. Seidman, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            B C COMMUNICATIONS INC.

                                   * * * * *

     B C Communications Inc., a corporation and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation:

          RESOLVED, that the Certificate of
          Incorporation of B C Communications Inc.
          amended by changing the Fourth
          Article thereof so that, as amended,
          said Article be and read as follows:

          "FOURTH: The total number of shares
          which the Corporation shall have
          authority to issue is five hundred million
          (500,000,000). The par value of each
          of said shares is $0.00001. All such
          shares are of one class and are
          shares of common stock."

     SECOND: That in lieu of a meeting and vote of stockholders, The stockholders have given written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware, and written notice of the adoption of the amendment has given as provided in section 228 of the General
Corporation Law of the State of Delaware to every stockholder entitled to such notice.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said B C Communications Inc. has caused this certificate to be signed by Robert N. Schuck, its President and attested by Harold Reisner, its Secretary this __ day of February 1987.



                                   B C COMMUNICATIONS INC.


                                   By: /s/ Robert N. Schuck
                                       ------------------------------------
                                       President Robert N. Schuck


ATTEST:


By /s/ Harold Reisner
   ----------------------------
   Secretary Harold Reisner

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:01 AM 11/30/1994
                                                          944231487 - 2063691

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            B C COMMUNICATIONS INC.

     B C Communications Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of B C Communications Inc., a resolution was duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof or obtaining a written consent from a majority of the shareholders in lieu of a meeting of the shareholders, as provided under Section 228, General Corporation Law of Delaware. The resolutions setting forth the proposed amendment is as follows:

     RESOLVED, that the Corporation's Certificate of Incorporation be amended to change the name of the Corporation from B C Communications Inc. to Cathel Partners, Ltd.;

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the above resolution was submitted to the shareholders as provided under Section 228, General Corporation Law of the State of Delaware and the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said B C Communications Inc. has caused this certificate to be signed by Harold Reisner, its Vice President, and Stewart Dounn its Assistant Secretary this 22nd day of November, 1994.


                                        BY: /s/ Harold Reisner
                                            -----------------------
                                            Harold Reisner

                                        ITS: Vice President


                                        ATTEST: /s/ Stewart Dounn
                                                -------------------
                                                Stewart Dounn

                                        ITS: Assistant Secretary

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 01/30/1996
 950022482 -- 2063691

                            CERTIFICATE OF AMENDMENT
                       OF CERTIFICATE OF INCORPORATION OF
                             CATHEL PARTNERS, LTD.

     Cathel Partners, Ltd. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation, at a meeting duly called and held, adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and providing for the submission of said amendment to the Corporation's stockholders for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          "RESOLVED, that, conditioned upon and subject to the approval thereof by the stockholders of the Corporation, Article 4 of the Certificate of Incorporation of this Corporation, as heretofore amended, be amended by adding a new paragraph to the end of said Article 4, which new paragraph shall read as follows:

        Upon the filing and effectiveness (the "Effective Time") of a Certificate of Amendment of Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware to reflect the addition of this paragraph to Article 4 of the Corporation's Certificate of Incorporation, each one thousand (1,000) shares of the Corporation's common stock, $0.00001 par value per share, issued and outstanding immediately prior to the Effective Time ("Old Common Stock") shall be reclassified as and changed into one (1) validly issued, fully paid and non-assessable share of the Corporation's common stock, $.00001 par value per share ("New Common Stock"), without any action by the holder thereof. The Corporation shall not issue fractions of shares of New Common Stock in connection with such reclassification. Each certificate that theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled under the foregoing reclassification.

     SECOND: That the foregoing amendment to the Certificate of Incorporation of the Corporation has been duly adopted by written consent of stockholders of the Company given in accordance with Section 228 of the General Corporation Law of the State of Delaware, and written notice thereof has been given in accordance with said Section 228 to those stockholders who did not consent in writing.

     THIRD: That the foregoing amendment to the Certificate of Incorporation of the Corporation has been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Cathel Partners, Ltd. has caused this Certificate to be signed by Robert N. Schuck, its President, this 27th day of January, 1995.

                                   CATHEL PARTNERS, LTD.


                                   /s/ Robert N. Schuck
                                   ------------------------------
                                   Robert N. Schuck
                                   President



ATTEST:


/s/ Harold Reisner
--------------------------
By:  Harold Reisner
Its: Secretary